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                                                                     EXHIBIT 4.1

  YEAR 2005 PERFORMANCE CONTRACT WITH MANAGEMENT OF PETROCHINA COMPANY LIMITED

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
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Offeree: Name:JIANG, Jiemin                Offeror: Name: CHEN, Geng              Term of the Contract: January 1, 2006 to
                                                                                        December 31, 2006
Title:   President of PetroChina           Title:   Chairman of the Board
         Company Limited                            of Directors of
         ("PetroChina")                             PetroChina                    Date of Execution: March 20, 2006
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INDICES                  KEY PERFORMANCE INDICES       WEIGHT (%)     MEASUREMENT        TARGET                ACTUAL PERFORMANCE
                         (KPI)
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Profits Indices          Rate of return of the         35             %                  17.5
                         invested capital of
                         PetroChina (ROIC)

                         Net income of PetroChina      20             In billion RMB     105.64
                         (NI)

                         Free cash flow of             15
                         PetroChina (FCF)                             In billion RMB     30.13
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Operating Indices        Rate of reserves              10             %                  100
                         replacement
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                         Unit operating cost for       5              US$/barrel         5.39
                         crude oil pipelines
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                         Cash processing cost for      5              RMB                113.7
                         per ton of oil
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                         Cash marketing cost for per   5              RMB                207.3 (for wholesale)
                         ton of oil                                                      150.0 (for retail)
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                         Gap between the actual        5              %                  +/- 5
                         capital expenditure and
                         budget
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Indices to be Put        Quality safety and            accidents involving death < or = 0.05                   Comprehensive
under Control            environmental protection      persons/million man-hours;                              performance expressed
                                                       extraordinary quality accidents capturing the           in marks to be
                                                       attention of the public= 0; and                         increased by 5 marks
                                                       no extraordinarily serious safety or                    if achieving the
                                                       environmental accidents.                                target of the index
                                                                                                               put under control,
                                                                                                               and to be reduced by
                                                                                                               5 marks if failing to
                                                                                                               achieve the target of
                                                                                                               the index put under
                                                                                                               control.
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Signature of Offeree: /s/ JIANG Jiemin       Signature of Offeror: /s/ CHEN Geng